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Exhibit 99.2

Certificate of Ownership and Merger
Merging Renaming Corporation
Into UAXS Global Holdings Inc.

    Under Section 253 of the General Corporation Law of the State of Delaware, UAXS Global Holdings Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), does hereby certify:

    1.  That the Company was incorporated on December 19, 2000 pursuant to the General Corporation Law of the State of Delaware.

    2.  The Company is the owner of all of the outstanding shares of capital stock of Renaming Corporation, a corporation incorporated on October 17, 2001 pursuant to the General Corporation Law of the State of Delaware ("Subsidiary").

    3.  The Company, by the following resolutions of its Board of Directors, duly adopted on October 18, 2001, determined to merge Subsidiary into the Company as set forth in such resolutions and determined to change its corporate name, pursuant to such merger, from "UAXS Global Holdings Inc." to "Universal Access Global Holdings Inc.":

      RESOLVED, that the Company merge (the "Merger"), and it hereby does merge into itself, Renaming Corporation, a Delaware corporation and wholly owned subsidiary of the Company ("Subsidiary"), with the Company surviving the Merger.

      FURTHER RESOLVED, that at the Effective Time (as hereinafter defined), the separate existence of Subsidiary shall cease and Subsidiary shall be merged with and into the Company (in such capacity, the "Surviving Corporation"). The Surviving Corporation shall, from and after the Effective Time, possess all the rights, privileges, powers and franchises of whatsoever nature and description, of a public as well as of a private nature, and be subject to all the obligations, restrictions, disabilities and duties of Subsidiary; all rights, privileges, powers and franchises of Subsidiary, and all property, real, personal and mixed, of and debts due to Subsidiary on whatever account including stock subscriptions and all other things in action or belonging to Subsidiary shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all other interests of Subsidiary shall be thereafter the property of the Surviving Corporation and the title to any real estate vested by deed or otherwise in Subsidiary shall not revert or be in any way impaired by reason of the Merger. All rights of creditors and all liens upon the property of Subsidiary shall be preserved unimpaired, and all debts, liabilities and duties of Subsidiary shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it. Any claim existing or action or proceeding, whether civil, criminal or administrative, pending by or against Subsidiary may be prosecuted to judgment or decree as if the Merger had not taken place, or the Surviving Corporation may be substituted in such action or proceeding.

      FURTHER RESOLVED, that the Certificate of Incorporation of the Company as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until amended in accordance with its terms and as provided by applicable law, except that the name of the Company be, and hereby is, changed as of the Effective Time to "Universal Access Global Holdings Inc."

      FURTHER RESOLVED, that the By-laws of the Company as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation until amended in accordance with their terms and the terms of the Certificate of Incorporation of the Surviving Corporation and as provided by applicable law.

      FURTHER RESOLVED, that the outstanding stock of the Company will not be effected by the Merger and that the Subsidiary's stock will cease to be outstanding upon the Effective Time.

      FURTHER RESOLVED, that the directors and officers of the Company immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation until their respective successors shall be duly elected and qualified.

      FURTHER RESOLVED, that the preparation, execution and filing with the Secretary of State of the State of Delaware of a Certificate of Ownership and Merger pursuant to Section 253 of the General Corporation Law of the State of Delaware, and the consummation of the transaction contemplated thereby be, and hereby is approved.

      FURTHER RESOLVED, that the Merger shall become effective upon October 29, 2001 (the "Effective Time").

    IN WITNESS WHEREOF, UAXS Global Holdings Inc. has caused this Certificate of Ownership and Merger to be signed by Scott D. Fehlan, its Secretary, on October 29, 2001.

UAXS Global Holdings Inc.
By:	/s/ SCOTT D. FEHLAN
Name:	Scott D. Fehlan
Title:	Secretary

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  Exhibit 99.2